Exhibit 10.12

                         KELLEY OIL AND GAS CORPORATION
              1997 ANNUAL AND LONG-TERM INCENTIVE-PERFORMANCE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the 1997 Annual and Long-Term Incentive-Performance Plan (the "1997 Plan") of Kelley Oil and Gas Corporation (the "Company") and its Subsidiaries is to provide an incentive to attract and retain key employees, by encouraging and rewarding high levels and superior quality of performance, thereby strengthening and promoting the growth and general prosperity of the Company and its Subsidiaries, and benefiting the shareholders. Awards granted under the Plan may be (a) annual performance awards ("Annual Performance Awards"); (b) stock options ("Options") which may be designated as (i) nonqualified stock options ("NQSOs") not intended to qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) ISO's; or (c) other forms of stock-based performance awards, as hereinafter defined (collectively, the "Awards"). For purposes of the Plan, "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and Subsidiaries means more than one of any such corporations.

2.       SHARES OF STOCK SUBJECT TO THE PLAN

         The Awards may be granted with respect to shares of Common Stock, $0.01 par value, of the Company (the "Common Stock"). Shares delivered upon exercise of the Awards, at the election of the Board of Directors of the Company, may be Common Stock that is authorized but previously unissued or stock reacquired by the Company or both. Subject to the provisions of Section 14, the maximum number of shares of Common Stock with respect to which the Awards may be granted under the Plan shall not exceed 4,200,000 shares of Common Stock. Any shares subject to an Award under the Plan, which Award for any reason expires or is terminated unexercised as to such shares, shall again be available for the grant of other Awards under the Plan; provided, however, that forfeited Common Stock or other securities shall not be available for further Awards if the participant has realized any benefits of ownership from such Common Stock.

3.       ADMINISTRATION

         The Plan shall be administered by the Company's Compensation Committee (the "Committee") composed of not less than two members of the Board of Directors of the Company, each of whom shall be ineligible to participate in the Plan. Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power to (i) select the employees who will participate in the Plan and to make Awards to such employees, (ii) determine the time at which such Awards shall be granted and any terms and conditions with respect to such Awards as shall not be inconsistent with the provisions of the Plan, and (iii) resolve all questions relating to the administration of the Plan.

         The interpretation of and application by the Committee of any provision of the Plan, when performed in good faith and in its sole judgment, shall be final and conclusive. The Committee, in its sole discretion, may establish such rules and guidelines relating to the Plan as it may deem desirable.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

         No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company with respect to the Plan or any Awards granted thereunder.

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         With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including without limitation attorneys' fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses unless he has been found not to meet the standard set forth in the preceding paragraph. Also, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

4.       ELIGIBILITY

         The individuals who shall be eligible to participate in the Plan shall be officers and such other key employees of the Company as the Committee may from time to time determine ("Eligible Employees"). Directors of the Company who are not excluded from participation under Section 3 shall be eligible to participate in the Plan. An employee or non-employee director who has been granted an Award in one year shall not necessarily be entitled to be granted Awards in subsequent years.

5.       STOCK OPTIONS

         The Committee may grant Options, as provided herein, which shall be evidenced by a stock option agreement and may be designated as (i) NQSOs or (ii) ISOs intended to qualify under Code Section 422. The maximum number of shares subject to Options which may be issued or transferred to any employee under this Plan each year is 250,000 shares.

         (a)  NQSOs.

         (i) A NQSO is a right to purchase a specified number of shares of Common Stock during such time as the Committee may determine, not to exceed ten years, at a price determined by the Committee that, unless provided otherwise by the Committee, is not less than the fair market value of the Common Stock on the date the option is granted.

         (ii) The purchase price of the Common Stock subject to the NQSO may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Common Stock or through a combination of Common Stock and cash or through such other means as the Committee determines are consistent with the Plan's purpose and applicable law. No fractional shares of Common Stock will be issued or accepted.

         (iii) Without limiting the foregoing, to the extent permitted by law (including relevant state law), (A) the Committee may agree to accept, as full or partial payment of the purchase price of Common Stock issued upon the exercise of the NQSO, a promissory note of the person exercising the NQSO evidencing the person's obligation to make future cash payments to the Company, which promissory note shall be payable as determined by the Company (but in no event later than five years after the date thereof), shall be secured by a pledge of the shares of Common Stock purchased and shall bear interest at a rate established by the Committee and (B) the Committee may permit the person exercising the NQSO, either on a selective or aggregate basis, to simultaneously exercise the NQSO and sell the shares of Common Stock acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from sale as payment of the purchase price of such Common Stock.

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         (b)  ISOs.

         (i) An ISO is an Award in the form of an Option to purchase Common Stock that complies with the requirements of Code Section 422 or any successor section.

         (ii) The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Common Stock subject to ISOs which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000, determined as of the date of grant. To the extent that ISOs granted to an employee exceed the limitation set forth in the preceding sentence, ISOs granted last shall be treated as NQSOs.

         (iii)  No ISO may be exercisable more than:

                  (A) in the case of an employee who does not own more than 10% of the combined voting power of all classes of stock of the Company and its Subsidiaries (a "Ten Percent Shareholder"), on the date the ISO is granted, ten years after the date the ISO is granted; and

                  (B) in the case of an employee who is a Ten Percent Shareholder, within the meaning of Code Section 422, on the date the ISO is granted, five years after the date the ISO is granted.

         (iv) The exercise price of any ISO shall be determined by the Committee and shall be no less than:

                  (A) in the case of an employee who is not a Ten Percent Shareholder on the date the ISO is granted, the fair market value of the Common Stock subject to the ISO on such date; and

                  (B) in the case of an employee who is a Ten Percent Shareholder on the date the ISO is granted, not less than 110 percent of the fair market value of the Common Stock subject to the ISO on such date.

         (v) The Committee may provide that the option price under an ISO may be paid by one or more of the methods available for paying the option price of an NQSO.

6.       ANNUAL INCENTIVE-PERFORMANCE AWARDS

         Annual Incentive-Performance Awards ("Annual Awards") granted under the Plan (i) may be denominated or payable in cash, Common Stock (including without limitation, Restricted Stock), other securities or other awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Annual Award, the Performance Goals (as defined below) and Performance Criteria (as defined below) to be achieved during any specified period, the length of any specified period, the amount of any Annual Award granted and the amount of any payment or transfer to be made pursuant to any Annual Award shall be determined by the Committee.

         The designation of Eligible Employees shall be made by the Committee in its sole discretion in writing in a timely manner. The Committee also has sole discretion (i) to establish criteria to measure performance ("Performance Criteria") and set annual performance objectives ("Performance Goals") with respect to such Performance Criteria for the Company, units within the Company, and individual performances, weighting of the Performance Goals and Performance Criteria, payments with respect to the Performance Goals and Performance Criteria, including specific forms of payment (cash or cash and restricted shares) and the terms of the restricted shares. The Committee further has the sole discretion to establish, as to each Annual Award, the number of shares to be issued and/or the maximum amount of the cash payment to a designated participant if all of the Performance Goals and Performance Criteria are met; provided the maximum number of shares which may be issued to any one participant per year under this Section 6 is 150,000 shares of Common Stock, and the maximum cash payment to any one participant per year under this Section 6 is $300,000.

         The Committee must certify in writing that the applicable performance goals have been met prior to issuance of any certificates for shares of Common Stock or payment of cash with respect to Annual Awards. Upon certification by the

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Committee, the certificates may be issued or transferred and/or any cash payments made, subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and applicable tax withholding.

7.       RESTRICTED STOCK

         Restricted Stock is Common Stock of the Company ("Restricted Stock") that may be issued or transferred by the Committee to a participant at a price determined by the Committee, which price may be zero, and is subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

8.       OTHER STOCK-BASED INCENTIVE AWARDS

         The Committee may from time to time grant Awards under this Plan that provide the participant with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock (including, but not limited to, phantom securities or dividend equivalents). Such Awards shall be in a form determined by the Committee (and may include terms contingent upon a change of control of the Company); PROVIDED that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee will determine the price of any Award and may accept any lawful consideration.

9.       EXERCISE OF OPTIONS

         The Committee may provide for the exercise of Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee may provide for termination of an Option in the case of termination of employment or any other reason.

         An Option granted hereunder shall be exercisable, in whole or in part, only by written notice delivered in person or by mail to the Secretary of the Company at its principal office, specifying the number of shares of Common Stock to be purchased and accompanied by payment thereof and otherwise in accordance with this Plan and the stock option agreement pursuant to which the Option was granted.

         For purposes of this Plan, the fair market value of a share of the Common Stock shall be (i) if the Common Stock is traded on an established securities market, the closing price of such Common Stock for the day before the Option is granted and (ii) if the Common Stock is not so traded, an amount determined by the Committee in good faith and based on such factors as it deems relevant to such determination.

10.      RIGHTS IN EVENT OF DEATH OR DISABILITY

         If an optionee dies or becomes disabled (within the meaning of Code
Section 22(e)(3)) prior to termination of his right to exercise an Option in accordance with the provisions of his stock option agreement without having totally exercised the Option, the Option may be exercised, to the extent of the shares with respect to which the Option could have been exercised by the optionee on the date of his death or disability, by (i) the optionee's estate or by the person who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the optionee, or (ii) the optionee or his personal representative in the event of the optionee's disability, provided the Option is exercised prior to the date of its expiration or not more than one year from the date of the optionee's death or disability, whichever first occurs. The date of disability of an optionee shall be determined by the Committee.

11.      AWARD AGREEMENTS

         Each Award granted under the Plan shall be evidenced by an Award agreement between the employee or non-employee director to whom the Award is granted and the Company, setting forth the number of shares of Common Stock, units subject to the Award and such other terms and conditions applicable to the Award not inconsistent with the Plan as the Committee may deem appropriate. The award agreement for an Option shall also be referred to as a stock option agreement.

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12.      TAX WITHHOLDING

         The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company or any Subsidiary to withhold federal income taxes or other taxes with respect to any Award made under the Plan. Such rules and procedures may provide (i) in the case of Awards paid in shares of Common Stock, that the person receiving the Award may satisfy the withholding obligation by instructing the Company to withhold shares of Common Stock otherwise issuable or transferable upon exercise of such Award in order to satisfy such withholding obligation and (ii) in the case of an Award paid in cash, that the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the participant; provided that the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission, to the extent applicable, must be satisfied with regard to any withholding pursuant to clause (i).

13.      CHANGE OF CONTROL

         For the purpose of the Plan, a "Change of Control" shall be deemed to have occurred if (i) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; (ii) the Company sells all or substantially all of its assets to another corporation, which is not a wholly-owned subsidiary of the Company; (iii) any person or group within the meaning of the Securities Exchange Act of 1934, as amended, acquires (together with voting securities of the Company held by such person or group) 30% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record) pursuant to any transaction or combination of transactions; (iv) there is a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements; or (v) the individuals who, at the beginning of any period of twelve consecutive months, constituted the Board of Directors cease, for any reason, to constitute at least a majority thereof, unless the nomination for election or election by the Company's shareholders of each new director of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved. Notwithstanding the foregoing, however, a Change of Control shall not be deemed to have occurred upon the issuance of capital stock by the Company approved by a vote of at least two-thirds of the directors then in office.

         In the event of a Change of Control affecting the Company, then, notwithstanding any provision of the Plan or of any provisions of any Award agreements entered into between the Company and any participant to the contrary, all Awards that have not expired and which are then held by any participant (or the person or persons to whom any deceased participant's rights have been transferred) shall, as of such Change of Control, become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

14.      DILUTION OR OTHER ADJUSTMENT

         If the Company is a party to any merger or consolidation, or undergoes any merger, consolidation, separation, reorganization, liquidation or the like, the Committee shall have the power to make arrangements, which shall be binding upon the holders of unexpired Awards, for the substitution of new Awards for, or the assumption by another corporation of, any unexpired Awards then outstanding hereunder. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock or other similar change in capitalization or in the corporate structure of shares of the Common Stock, the Committee shall conclusively determine the appropriate adjustment in the option prices of outstanding Options, and the number and kind of shares or other securities as to which outstanding Awards shall be exercisable, and in the aggregate number of shares with respect to which Awards may be granted.

15.      TRANSFERABILITY

         No Award granted under this Plan shall be sold, pledged, assigned or transferred other than by will or the laws of descent and distribution, and Awards shall be exercisable during the employee's lifetime only by the employee.

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16.      AMENDMENT OR TERMINATION

         The Committee may at any time amend, suspend or terminate the Plan; PROVIDED, HOWEVER, that (i) no change in any Awards previously granted may be made without the consent of the holder thereof and (ii) no amendment (other than an amendment authorized by Section 14) may be made increasing the aggregate number of shares of the Common Stock with respect to which Awards may be granted, reducing the minimum option price at which Options may be granted, extending the maximum period during which Awards may be exercised or changing the class of employees eligible to receive Awards hereunder, without the approval of the holders of a majority of the outstanding voting shares of the Company.

17.      GENERAL PROVISIONS

         (a) Nothing contained in the Plan or in Awards granted thereunder shall confer upon any employee or non-employee director any right to (i) continue in the employ of the Company or any of its Subsidiaries or continue serving on the Board of Directors of the Company, (ii) interfere in any way with the right of the Company or any of its Subsidiaries to terminate his or her employment at any time or service on the Board.

         (b) Nothing contained in the Plan shall confer upon any employee any right to be granted an Award.

         (c) No Awards may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan.

         (d) A bona fide leave of absence approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of the Plan or Awards granted thereunder, except that no Awards may be granted to an employee while he or she is on a bona fide leave of absence. No Award recipient shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

         (e) Any Award, which includes Common Stock to be issued or transferred as part or all of the Award, may be subject to such restrictions, including, without limitation, restrictions as to transferability and restrictions constituting substantial risks of forfeiture as the Committee may determine at the time such Award is granted.

         (f) All decisions, determinations and interpretations with respect to the interpretation and construction of any provision of the Plan made by the Committee shall be final, binding and conclusive for all purposes. Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         (g) The grant of an Award shall not be construed as giving a participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

         (h) No employee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock underlying such Option.

         (i) No employee shall exercise the election permitted under Code
Section 83(b) without written approval of the Committee. Any employee doing so without such approval shall forfeit all Options and/or other Awards issued to him under this Plan.

         (j) Notwithstanding any other provisions of the Plan, if the Committee finds by a majority vote after full consideration of the facts the employee, before or after termination of his employment with the Company or its Subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or a Subsidiary, which conduct damaged the Company or any Subsidiary, or

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disclosed trade secrets or confidential information of the Company or a
Subsidiary, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, equity owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or a Subsidiary without the written consent of the Company or Subsidiary, the employee shall forfeit all outstanding Options and all outstanding Awards, and including all exercise Options and other situations pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly-owned corporation, if such ownership is less than 2.5% of the corporation's outstanding stock or securities.

         The decision of the Committee as to the cause of the employee's discharge (if discharged), the damage done to the Company or a Subsidiary, and the extent of the employee's competitive activity shall be final. No decision of the Committee, however, shall affect the finality of any discharge of the employee by the Company or a Subsidiary in any manner.

18.      PLAN NOT A CONTRACT OF EMPLOYMENT.

         The Plan is not a contract of employment, and terms of employment shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan, or the granting of any Award, shall not be construed as conferring any legal rights for continuance of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any employee.

19.      COMPLIANCE WITH APPLICABLE LAW.

         Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or transferred any shares of Company Stock under the Plan until the Company is advised by its counsel that the issuance or transfer of the shares of Common Stock is in compliance all applicable laws, regulations of governmental authorities, the requirements of any exchange on which the shares of Common Stock are listed, and not in conflict with any contractual covenants of the Company. The Committee may require, as a condition of the issuance or transfer of shares of Common Stock and in order to ensure compliance with those laws, regulations, requirements and covenants, that the shares of Common Stock be subject to such covenants, agreements and representations as the Committee, in its sole discretion, deems reasonable or desirable.

20.      EFFECTIVE DATE

         This Plan, which amends and restates the Company's 1996 Incentive Stock Option Plan, will become effective upon its approval by the holders of a majority of the outstanding voting shares of the Company; provided, however, such amendment shall not affect any grants of options then outstanding. In the event of the failure to obtain such shareholder approval, the Plan, as proposed to be amended and restated, shall be null and void and the Company shall have no liability thereunder, and thereby the Company's 1996 Incentive Stock Option Plan (the "1996 Plan") will remain in effect. The approval of this Plan will not amend, alter or otherwise affect the terms and conditions of any awards under the 1996 Plan which were outstanding as of the date of approval of the Plan by the Company's Board of Directors.

21.      TERMINATION

         No Award may be granted under the Plan on or after the date which is five years following the effective date specified in Section 20, but Awards previously granted may be exercised in accordance with their terms.

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